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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2001

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (IRS Employer Identification Number)

1375 Peachtree Street, NW
Atlanta, Georgia 30309
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 404-815-0770

Item 5. Other Events.

    On August 16, 2001, EarthLink, Inc., Sprint Corporation and Credit Suisse First Boston Corporation entered into an Underwriting Agreement relating to Sprint's public offering of 16,000,000 shares of EarthLink's common stock at a price of $12.50 per share. Sprint has granted the underwriter an option to purchase up to 2,400,000 additional shares to cover over-allotments, if any.

    Pursuant to Item 601(b)(1) of Regulation S-K, EarthLink, Inc. hereby files the Underwriting Agreement as Exhibit 99.1 attached hereto and incorporated herein, which Underwriting Agreement is incorporated by reference into EarthLink's Registration Statement on Form S-3, Registration No. 333-59456, which became effective on August 2, 2001.

Item 7. Financial Statements and Exhibits.

  (a)
  None.

  (b)
  None.

  (c)
  Exhibits:
  99.1
  Underwriting Agreement dated August 16, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
Date: August 16, 2001	By:	/s/ LEE ADREAN Lee Adrean Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.